Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

I consent to the incorporation by reference in the Registration Statement on Form S-8 of CYIOS Corporation, pertaining to the 2007 Equity Incentive Plan, of my report dated April 13, 2007, with respect to the consolidated financial statements of CYIOS Corporation included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on April 17, 2007.

/s/ Traci J. Anderson
Traci J. Anderson
Certified Public Accountant
Huntersville, North Carolina
November 28, 2007